Colfax Reports Third Quarter 2011 Results

FULTON, Md., Oct. 27, 2011 /PRNewswire/ -- Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the third quarter ended September 30, 2011. On a year-over-year basis, highlights for the third quarter and year-to-date period include:

Third Quarter of 2011 (all comparisons versus the third quarter of 2010)

  Net income of $3.7 million (8 cents per share – basic and diluted); adjusted net income (as defined below) of $16.3 million (37 cents per share), an increase of 71.6%
  Net sales of $170.3 million, an increase of 28.6%; organic sales increase (as defined below) of 10.4%
  Operating income of $5.4 million; adjusted operating income (as defined below) of $23.9 million, an increase of 53.2%
  Third quarter orders of $174.8 million, an increase of 40.9%; organic order increase (as defined below) of 28.8%
  Backlog of $373.4 million at period end

Nine Months Ended September 30, 2011 (all comparisons versus the nine months ended October 1, 2010)

  Net income of $20.6 million (47 cents per share – basic and diluted); adjusted net income (as defined below) of $40.5 million (91 cents per share), an increase of 73.8%
  Net sales of $515.6 million, an increase of 37.4%; organic sales increase (as defined below) of 14.0%
  Operating income of $33.5 million; adjusted operating income (as defined below) of $62.8 million, an increase of 59.8%
  Year-to-date 2011 orders of $529.4 million, an increase of 32.6%; organic order increase (as defined below) of 13.3%

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

Clay Kiefaber, President and Chief Executive Officer, stated, "We are pleased to announce strong results for the third quarter. Sales growth was driven by broad-based strength in all of our end markets. Order growth exceeded our expectations as growth was robust in all of our end markets on both a total and organic basis. We continue to progress with our restructuring, focused on building a leaner, customer-centric organization that optimizes the potential of a unified Colfax team and expect to begin to realize the cost-savings from our strategic priority projects during 2012. The proposed acquisition of Charter International plc, which was announced during the quarter, will be a transformational acquisition for Colfax that will increase our scale, add a new growth platform and create a truly global industry leader. We are also excited about the balance it provides to our portfolio, which will have revenues approximately evenly distributed between fore- and aftermarket, emerging and developed economies, and short- and long-cycle businesses.

"During the third quarter, we also welcomed Steve Wittig to the organization as SVP of the Colfax Business System and Supply Chain Strategy. Steve is a critical addition to the leadership team and will lead our efforts in enhancing our CBS effectiveness and ensuring that our future leaders have the appropriate skill set to achieve sustained levels of excellence. He will also be responsible for taking our global supply chain strategy to the next level."

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, earnings before interest, taxes and depreciation (EBITDA), adjusted EBITDA, organic sales growth and organic order growth. Adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted operating income exclude asbestos liability and defense costs and asbestos coverage litigation expenses, restructuring and other related charges, and beginning in Q3 2011, charges related to the proposed Charter acquisition to the extent they impact the periods presented. As we are currently anticipating a reduction in our 2011 adjusted-basis effective tax rate from 32% to 30.5%, the effective tax rates used to calculate adjusted net income and adjusted net income per share present income taxes are 30.5% and 28.2% for the year to date and Q3 periods of 2011, respectively, in comparison to 32% for both the year to date and Q3 periods of 2010. Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of legacy asbestos issues, costs related to the Charter acquisition and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results on Thursday, October 27, 2011 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax's website at www.colfaxcorp.com under the "Investors" section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact, including the expected effects of the proposed Charter acquisition, its anticipated benefits and potential impact on our business. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2010 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended September 30, 2011 under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation Condensed Consolidated Statements of Operations Dollars in thousands, except per share data (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Net sales	$ 170,294	$ 132,397	$ 515,601	$ 375,336
Cost of sales	109,667	85,300	337,046	243,502
Gross profit	60,627	47,097	178,555	131,834
Selling, general and administrative expense	40,972	29,927	116,920	87,829
Research and development expense	1,439	1,583	4,540	4,731
Restructuring and other related charges	5,299	2,441	7,518	9,515
Asbestos liability and defense cost	4,391	2,202	7,644	4,179
Asbestos coverage litigation expense	3,086	2,339	8,454	10,763
Operating income	5,440	8,605	33,479	14,817
Interest expense	1,218	1,544	4,507	5,075
Income before income taxes	4,222	7,061	28,972	9,742
Provision for income taxes	532	1,210	8,337	2,177
Net income	$ 3,690	$ 5,851	$ 20,635	$ 7,565
Net income per share—basic and diluted	$ 0.08	$ 0.13	$ 0.47	$ 0.17

Colfax Corporation Reconciliation of GAAP to Non-GAAP Financial Measures Dollars in thousands, except per share data (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
EBITDA
Net income	$ 3,690	$ 5,851	$ 20,635	$ 7,565
Interest expense	1,218	1,544	4,507	5,075
Provision for income taxes	532	1,210	8,337	2,177
Depreciation and amortization	5,306	3,932	17,426	11,242
EBITDA	$ 10,746	$ 12,537	$ 50,905	$ 26,059
EBITDA margin	6.3%	9.5%	9.9%	6.9%

Adjusted EBITDA
Net income	$ 3,690	$ 5,851	$ 20,635	$ 7,565
Interest expense	1,218	1,544	4,507	5,075
Provision for income taxes	532	1,210	8,337	2,177
Depreciation and amortization	5,306	3,932	17,426	11,242
Charter acquisition-related costs	5,728	—	5,728	—
Restructuring and other related charges	5,299	2,441	7,518	9,515
Asbestos liability and defense costs	4,391	2,202	7,644	4,179
Asbestos coverage litigation expenses	3,086	2,339	8,454	10,763
Adjusted EBITDA	$ 29,250	$ 19,519	$ 80,249	$ 50,516
Adjusted EBITDA margin	17.2%	14.7%	15.6%	13.5%

Adjusted Operating Income
Operating income	$ 5,440	$ 8,605	$ 33,479	$ 14,817
Charter acquisition-related costs	5,728	—	5,728	—
Restructuring and other related charges	5,299	2,441	7,518	9,515
Asbestos liability and defense costs	4,391	2,202	7,644	4,179
Asbestos coverage litigation expenses	3,086	2,339	8,454	10,763
Adjusted operating income	$ 23,944	$ 15,587	$ 62,823	$ 39,274
Adjusted operating income margin	14.1%	11.8%	12.2%	10.5%

Adjusted Net Income and Adjusted Earnings Per Share
Net income	$ 3,690	$ 5,851	$ 20,635	$ 7,565
Restructuring and other related charges	5,299	2,441	7,518	9,515
Charter acquisition-related costs	5,728	—	5,728	—
Asbestos liability and defense costs	4,391	2,202	7,644	4,179
Asbestos coverage litigation expenses	3,086	2,339	8,454	10,763
Tax adjustment to effective rate(1)	(5,865)	(3,284)	(9,449)	(8,767)
Adjusted net income	$ 16,329	$ 9,549	$ 40,530	$ 23,255
Adjusted net income margin	9.6%	7.2%	7.9%	6.2%

Weighted-average shares outstanding—diluted	44,411,970	43,619,252	44,299,157	43,539,372
Adjusted net income per share	$ 0.37	$ 0.22	$ 0.91	$ 0.53

Net income per share—diluted (in accordance with GAAP)	$ 0.08	$ 0.13	$ 0.47	$ 0.17

(1) As we are currently anticipating a reduction in our 2011 adjusted-basis effective tax rate from 32% to 30.5%, the effective tax rates used to calculate adjusted net income and adjusted net income per share present income taxes are 30.5% and 28.2% for the year to date and Q3 periods of 2011, respectively, in comparison to 32% for both the year to date and Q3 periods of 2010.

Colfax Corporation Change in Sales, Orders and Backlog Dollars in millions (Unaudited)
	Net Sales		Orders
	$	%	$	%
	(In millions)
Three months ended October 1, 2010	$ 132.4		$ 124.1
Components of Change:
Existing businesses	13.8	10.4%	35.7	28.8%
Acquisitions	14.9	11.3%	6.0	4.8%
Foreign currency translation	9.2	6.9%	9.0	7.3%
	37.9	28.6%	50.7	40.9%
Three months ended September 30, 2011	$ 170.3		$ 174.8

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%
	(In millions)
As of and for the nine months ended October 1, 2010	$ 375.3		$ 399.2		$ 351.2
Components of Change:
Existing businesses	52.6	14.0%	53.2	13.3%	(17.3)	(4.9)%
Acquisitions	65.7	17.5%	55.1	13.8%	40.6	11.5%
Foreign currency translation	22.0	5.9%	21.9	5.5%	(1.1)	(0.3)%
	140.3	37.4%	130.2	32.6%	22.2	6.3%
As of and for the nine months ended September 30, 2011	$ 515.6		$ 529.4		$ 373.4

CONTACT: Scott Brannan, Chief Financial Officer, Colfax Corporation, +1-301-323-9005, Scott.Brannan@colfaxcorp.com